                                                                  EXHIBIT 4.01

                                  FORM OF NOTE


LEGEND FOR BOOK-ENTRY NOTE:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR ONE OR MORE NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK ("THE DEPOSITARY"), TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND UNLESS ANY NOTE ISSUED UPON SUCH TRANSFER OR EXCHANGE IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


REGISTERED                                                           REGISTERED

                            CUSIP NO. 894190 AY 3

NO. R-_______                                              U.S. $______________


                             TRAVELERS GROUP INC.
                     6 7/8% Note Due February 15, 2098

          TRAVELERS GROUP INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value
received, hereby promises to pay to     Specimen    , or its registered
assigns, the principal sum of _______________ Dollars ($______________) on February 15, 2098, and to pay interest thereon from February 15, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year, commencing August 15, 1998, at the rate of 6 7/8% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.
 Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder on such Record Date and shall be paid to the Person in whose name this Security is registered on a subsequent Record Date, such Record Date to be not less than five days prior to the date of payment of such defaulted interest, established by notice given by mail by or on behalf of the Company to the holders of Securities not less than 15 days preceding such subsequent Record Date.

          Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register of holders of Securities.

          Reference is hereby made to the further provisions of this Security set forth after the Trustee's certificate of authentication, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:   February 20, 1998

                                       TRAVELERS GROUP INC.


                                       By:     Specimen
                                          ----------------------
                                             Robert Matza
                                             Vice President and
                                             Treasurer


                                       By:     Specimen
                                           ----------------------
                                             Charles O. Prince, III
                                             Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the Indenture described herein.

Dated:  February 20, 1998

The Bank of New York, as Trustee


By:___________________________
     Authorized Signatory

                             TRAVELERS GROUP INC.
                     6 7/8% Notes Due February 15, 2098

     This Security is one of a duly authorized issue of Securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 15, 1987, between Primerica Corporation, a New Jersey corporation, formerly known as American Can Company ("old Primerica"), and The Bank of New York, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), as amended by the First Supplemental Indenture, dated as of December 15, 1988, among old Primerica, Primerica Holdings, Inc. ("Holdings") and the Trustee, the Second Supplemental Indenture, dated as of January 31, 1991, between Holdings and the Trustee, and the Third Supplemental Indenture, dated as of December 9, 1992, among the Company, Holdings and the Trustee (as so amended, herein called the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated as set forth above, limited in aggregate principal amount to $250,000,000.

     The Securities of this series may not be redeemed prior to the Stated Maturity of their principal amount except as otherwise provided herein.

     Upon the occurrence of a Tax Event (as defined below), the Company will have the right to shorten the maturity of the Securities of this series to the minimum extent required, in the opinion of nationally recognized independent tax counsel, such that, after the shortening of the maturity, interest paid on the Securities of this series will be deductible for United States federal income tax purposes or, if such counsel is unable to opine definitively as to such a minimum period, the minimum extent so required as determined in good faith by the Board of Directors of the Company, after receipt of an opinion of such counsel regarding the applicable legal standards. In the event that the Company elects to exercise its right to shorten the maturity of the Securities of this series upon the occurrence of a Tax Event, the Company will mail a notice of shortened maturity to each holder of the Securities of this series by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of the Securities of this series. Such notice shall be effective immediately upon mailing.

     "Tax Event" means that the Company shall have received an opinion of nationally recognized independent tax counsel to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective amendment, clarification or change) in any law, or any regulation thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an "Administrative or Judicial Action"), or (c) any amendment to, clarification of, or change in any official position with respect to, or any interpretation of, an Administrative or Judicial Action or a law or regulation of the United States that differs from the theretofore generally accepted position or interpretation, in each case, occurring on or after February 17, 1998, there is more than an insubstantial increase in the risk that interest paid by the Company on the Securities of this series is not, or will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes.

     If a Tax Event occurs and in the opinion of nationally recognized independent tax counsel, there would, notwithstanding any shortening of the maturity of the Securities of this series, be more than an insubstantial risk that interest paid by the Company on the Securities of this series is not, or will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes, the Company will have the right, within 90 days following the occurrence of such Tax Event, to redeem the Securities of this series in whole (but not in part), on not less than 30 or more than 60 days' notice mailed to holders of the Securities of this series, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities of this series and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) thereon discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 35 basis points, together in either case with accrued interest on the principal amount being redeemed to the date of redemption. On and after the redemption date, interest will cease to accrue on the Securities of this series called for redemption. On or before any redemption date, the Company shall deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Securities of this series to be redeemed on such date.

     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for such redemption date.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker (as defined below) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series.
"Independent Investment Banker" means one of the Reference Treasury Dealers (as defined below) appointed by the Company.

     "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York City time on the third business day preceding such redemption date.

     "Reference Treasury Dealer" means each of Salomon Brothers Inc, ABN AMRO Chicago Corporation, BancAmerica Robertson Stephens, Chase Securities Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley & Co. Incorporated and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

     "Remaining Scheduled Payments" means, with respect to each Security of this series to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Security of this series, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of all the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Securities of this series are subject to satisfaction, discharge and defeasance as provided in Sections 11.03 and 11.04 of the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, without the consent of the holders of the Securities, to establish, among other things, the form and terms of any series of Securities issuable thereunder by one or more supplemental indentures, and, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of Securities at the time outstanding which are affected thereby, to modify the Indenture or any supplemental indenture or the rights of the holders of Securities of such series to be affected, provided that no such modification will (i) extend the fixed maturity of any Securities, reduce the rate or extend the time of payment of interest thereon, reduce the principal amount thereof or the premium, if any, thereon, reduce the amount of the principal of Original Issue Discount Securities payable on any date, change the currency in which Securities are payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof, without the consent of the holder of each Security so affected, or
(ii) reduce the aforesaid percentage of Securities of any series the consent of the holders of which is required for any such modification without the consent of the holders of all Securities of such series then outstanding, or
(iii) modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.
 As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of different authorized denominations, as requested by the holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                        ------------------------------

     The following abbreviations, when used in the inscription on the first page of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

          UNIF GIFT MIN ACT --         ---------------------------------------
                                                        (Cust)
                         Custodian     ---------------------------------------
                                                        (Minor)

                                       under Uniform Gifts to Minors Act of

                                       ---------------------------------------
                                                        (State)
          TEN COM   --   as tenants in common
          TEN ENT   --   as tenants by the entireties
          JT  TEN   --   as joint tenants with right of survivorship and not as
                         tenants in common

          Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto




(Please Insert Social Security or Other Identifying Number of Assignee:)


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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE:)


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the within Security of Travelers Group Inc. and does hereby irrevocably constitute and appoint


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Attorney to transfer said Security on the books of said Company, with full power of substitution in the premises.



Dated:
       ------------------          -------------------------------------------
                                   NOTICE: The signature to this assignment must correspond with the name as it appears upon the first page of the within Security in every particular, without alteration or enlargement or any change whatever, and be guaranteed.